EMPLOYMENT AGREEMENT
                             As Amended and Restated

         THIS AGREEMENT entered into this 17th day of March, 2004 ("Effective Date"), by and between Advance Financial Savings Bank, (the "Savings Bank") and Stephen M. Gagliardi (the "Employee").

         WHEREAS, the Employee has heretofore been employed by the Savings Bank as President and Chief Executive Officer and is experienced in certain phases of the business of the Savings Bank; and

         WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of the Savings Bank and the Employee.

         NOW, THEREFORE, it is AGREED as follows:

         1.  Employment.  The  Employee is employed in the capacity as President
             ----------
and Chief Executive Officer of the Savings Bank. The Employee shall render such administrative and management services to the Savings Bank and Advance Financial Bancorp ("Parent") as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall promote the business of the Savings Bank and Parent. The Employee's other duties shall be such as the President and the Board of Directors for the Savings Bank (the "Board of Directors" or "Board") may from time to time reasonably direct, including normal duties as an officer of the Savings Bank.

         2. Base  Compensation.  The  Savings  Bank  agrees to pay the  Employee
            ------------------
during the Term of this Agreement (as hereinafter defined at Section 5) a salary at the rate of at least $135,509 per annum, payable in cash not less frequently than monthly; provided, that the rate of such salary shall be reviewed by the Board of Directors not less often than annually, and Employee shall be entitled to receive annually an increase at such percentage or in such an amount as the Board of Directors in its sole discretion may decide at such time.

         3. Discretionary  Bonus. The  Employee shall be entitled to participate
            --------------------
in an equitable manner with all other senior management employees of the Savings Bank in discretionary bonuses that may be authorized and declared by the Board of Directors to its senior management employees from time to time. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses when and as declared by the Board of Directors.

         4. (a)  Participation  in Retirement  and Medical  Plans.  The Employee
            -----------------------------------------------------
shall be entitled to participate in any plan of the Savings Bank relating to pension, profit-sharing, or other retirement benefits and medical coverage or reimbursement plans that the Savings Bank may adopt for the benefit of its employees. Additionally, Employee's dependent family shall be eligible to participate in medical and dental insurance plans sponsored by the Savings Bank or Parent with the cost of such premiums paid by the Savings Bank.

         (b) Employee  Benefits;  Expenses.  The  Employee  shall be eligible to
             -----------------------------
participate in any fringe benefits which may be or may become applicable to the Savings Bank's senior management employees, including by example, participation in any stock option or incentive plans adopted by the Board of Directors of Savings Bank or Parent, reimbursement for club memberships, a reasonable expense account, receipt of an appropriate automobile reimbursement allowance and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Savings Bank shall reimburse Employee for all reasonable out-of-pocket expenses which Employee shall incur in connection with his service for the Savings Bank.

         5. Term. The term of employment of Employee under this Agreement  shall
            ----
be for the period commencing on the Effective Date and ending April 1, 2007 thereafter ("Term"). Additionally, on, or before, each annual anniversary date from the Effective Date, the Term of employment under this Agreement shall be extended for up to an additional one year period beyond the then effective expiration date upon a determination and resolution of the Board of Directors that the performance of the Employee has met the requirements and standards of the Board, and that the Term of such Agreement shall be extended.

         6. Loyalty; Noncompetition.
            -----------------------

         (a) The Employee shall devote his full time and attention to the performance of his employment under this Agreement. During the term of Employee's employment under this agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Savings Bank or Parent.

         (b) Nothing contained in this Section 6 shall be deemed to prevent or limit the right of Employee to invest in the capital stock or other securities of any business dissimilar from that of the Savings Bank or Parent, or, solely as a passive or minority investor, in any business.

         7.  Standards.  The  Employee  shall  perform  his  duties  under  this
             ---------
Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Board of Directors.

         8. Vacation and Sick Leave.  At such  reasonable  times as the Board of
            -----------------------
Directors shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, with all such voluntary absences to count as vacation time; provided that:

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

         (a) The Employee shall be entitled to annual vacation leave in accordance with the policies as are periodically established by the Board of Directors for senior management employees of the Savings Bank.

         (b) The Employee shall be entitled to receive any additional compensation from the Savings Bank on account of his failure to take vacation leave and Employee shall not be entitled to accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board of Directors for senior management employees of the Savings Bank.

         (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Savings Bank for such additional periods of time and for such valid and legitimate reasons as the Board of Directors in its discretion may determine. Further, the Board of Directors shall be entitled to grant to the Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board of Directors in its discretion may determine.

         (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board of Directors for senior management employees of the Savings Bank. In the event that any sick leave benefit shall not have been used during any year, such leave shall accrue to subsequent years to the extent authorized by the Board of Directors for employees of the Savings Bank.

         9. Termination and Termination Pay.
            -------------------------------

         The Employee's employment under this Agreement shall be terminated upon any of the following occurrences:

         (a) The death of the Employee during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the third calendar month in which Employee's death shall have occurred.

         (b) The Board of Directors may terminate the Employee's employment at any time, but any termination by the Board of Directors other than termination for Just Cause, shall not prejudice the Employee's right to compensation or other benefits under the Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement.

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

         (c) Except as  provided  pursuant  to  Section 12 herein,  in the event
Employee's employment under this Agreement is terminated by the Board of Directors without Just Cause, the Bank shall be obligated of this Agreement and the cost of Employee obtaining all health, life, disability, and other benefits which the Employee would be eligible to participate in through such date based upon the benefit levels substantially equal to those being provided Employee at the date of termination of employment. Notwithstanding the foregoing, in no event shall the Employee receive payment of his salary in accordance with
Section 2 herein and the cost of applicable benefits for a period of less than twelve months from the Date of termination of employment without Just Cause.

         (d) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Savings Bank's affairs by an order issued under Sections 8(e) (4) or 8 (g) (1) of the Federal Deposit Insurance Act
("FDIA") (12 U.S.C. 1818(e) (4) and (g) (1)), all obligations of the Savings Bank under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.

         (e) If the Savings Bank is in default (as defined in Section 3 (x) (1) of FDIA) all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         (f) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Savings Bank: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Savings Bank under the authority contained in Section 13 (c) of FDIA; or (ii) By the Director of the OTS, or his designee, at the time that the Director of the OTS, or his designee approves a supervisory merger to resolve problems related to operation of the Savings Bank or when the Savings Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (g) The voluntary termination by the Employee during the term of this Agreement with the delivery of no less than 60 days written notice to the Board of Directors, other than pursuant to Section 12(b), in which case the Employee shall be entitled to receive only the compensation, vested rights, and all employee benefits up to the date of such termination.

         (h) Notwithstanding anything herein to the contrary, any payments made to the Employee pursuant to the Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 USC sub section 1828 (k) and any regulations promulgated thereunder.

         10.  Suspension  of  Employment.  If the Employee is  suspended  and/or
              --------------------------
temporarily prohibited from participating in the conduct of the Savings Bank's affairs by a notice served under Section 8 (e) (3) or

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

(g) (1) of the FDIA (12 U.S.C. 1818(e) (3) and (g) (1), the Savings Bank's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Savings Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate any of its obligations which were suspended.

         11. Disability.  If the Employee shall become disabled or incapacitated
             ----------
to the extent that he is unable to perform his duties hereunder, by reason of medically determinable physical or mental impairment, as determined by a doctor engaged by the Board of Directors, Employee shall nevertheless continue to receive the compensation and benefits provided under the terms of this Agreement in accordance with the Savings Bank's disability policy as in effect on the date he becomes disabled. Such benefits noted herein shall be reduced by any benefits otherwise provided to the Employee during such period under the provisions of disability insurance coverage in effect for Savings Bank employees. Thereafter, Employee shall be eligible to receive benefits provided by the Savings Bank under the provisions of disability insurance coverage in effect for Savings Bank employees. Upon returning to active full-time employment, the Employee's full compensation as set forth in this Agreement shall be reinstated as of the date of commencement of such activities. In the event that the Employee returns to active employment on other than a full-time basis, then his compensation (as set forth in Section 2 of this Agreement) shall be reduced in proportion to the time spent in said employment, or as shall otherwise be agreed to by the parties.

         12. Change in Control.
             -----------------

         (a) Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of Employee's employment during the Term of this Agreement following any change in control of the Savings Bank or Parent, absent Just Cause, Employee shall be paid an amount equal to the product of 2.99 times the Employee's "base amount" as defined in Section 280G(b) (3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder. Said sum shall be paid to the Employee in one (1) lump sum not later than the date of such termination of employment and such payments shall be in lieu of any other future payments which the Employee would be otherwise entitled to receive under Section 9 of this Agreement. Additionally, the Employee and his or her dependents shall remain eligible to participate in the medical and dental insurance programs offered by the Bank (or its successor) to its employees through the remaining Term of the Agreement. Notwithstanding the forgoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Employee by the Savings Bank or the Parent shall be deemed an "excess parachute payment" in accordance with Section 280G of the Code and be subject to the excise tax provided at Section 4999(a) of the Code. The term "control" shall refer to the ownership, holding or power to vote more than 25% of the Parent's or Savings Bank's voting stock, the control of the election of a majority of the Parent's or Savings Bank's directors, or the exercise of a controlling influence over the management or policies of the Parent or Savings Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. The term "person" means an

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

individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         (b) Notwithstanding any other provision of this Agreement to the contrary, Employee may voluntarily terminate his employment during the Term of this Agreement following a change in control of the Savings Bank or Parent, and Employee shall thereupon be entitled to receive the payment described in Section 12(a) of this Agreement, upon the occurrence, or within ninety (90) days thereafter, of any of the following events, which have not been consented to in advance by the Employee in writing: (i) if Employee would be required to move his personal residence or perform his principal executive functions more than thirty-five (35) miles from the Employee's primary office as of the signing of this Agreement; (ii) if in the organizational structure of the Savings Bank or Parent, Employee would be required to report to a person or persons other than the President and Board of the Savings Bank or Parent's (iii) if the Savings Bank or Parent should fail to maintain Employee's base compensation in effect as of the date of the Change in Control and the existing employee benefits plans, including material fringe benefit, stock option and retirement plans, except to the extent that such reduction in benefit programs is part of an overall adjustment in benefits for all employees of the Savings Bank or Parent and does not disproportionately adversely impact the Employee; (iv) if Employee would be assigned duties and responsibilities other than those normally associated with his position as referenced at Section 1, herein; or (v) if Employee's responsibilities or authority have in any way been diminished or reduced.

         13. Successors and Assigns.
             ----------------------

         (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Savings Bank or Parent which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Savings Bank or Parent.

         (b) Since the Savings Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Savings Bank.

         14.  Amendments.  No amendments or additions to this Agreement shall be
              ----------
binding upon the parties hereto unless made in writing and signed by both parties, except as herein otherwise specifically provided.

         15.  Applicable  Law. This agreement  shall be governed by all respects
              ---------------
whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of West Virginia, except to the extent that Federal law shall be deemed to apply.

         16.  Severability.  The  provisions of this  Agreement  shall be deemed
              ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         17. Arbitration. Any controversy or claim arising out of or relating to
             -----------
this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Savings Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extend that the parties may otherwise reach a mutual settlement of such issue. The Savings Bank shall reimburse Employee for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, following the delivery of the decision of the arbitrator finding in favor of the Employee. Further, the settlement of the dispute to be approved by the Board of the Savings Bank or the Parent may include a provision for the reimbursement by the Savings Bank or Parent to the Employee for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, or the Board of the Savings Bank or the Parent may authorize such reimbursement of such reasonable costs and expenses by separate action upon a written action and determination of the Board following settlement of the dispute.

         18. Entire Agreement. This Agreement together with any understanding or
             ----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and first hereinabove written.



ATTEST:                                     Advance Financial Savings Bank

/s/Kelly M. Bethel                      By: Stephen M. Gagliardi
---------------------------------           ------------------------------------
Secretary                                   Director

                                            /s/John R. Sperlazza
                                            ------------------------------------
                                            Director

WITNESS:

/s/Steve D. Martino                         /s/Stephen M. Gagliardi
---------------------------------           ------------------------------------
                                            Stephen M. Gagliardi
                                            Employee